EXHIBIT 10.2

FORM OF SUBSCRIPTION AGREEMENT

Leo Holdings III Corp

21 Grosvenor Place

London SW1X 7HF, United Kingdom

Ladies and Gentlemen:

This Subscription Agreement (this “Subscription Agreement”) is being entered into as of the date set forth on the signature page hereto, by and between Leo Holdings III Corp, a Cayman Islands exempted company, which shall be domesticated as a Delaware corporation prior to the closing of the Transaction (as defined herein) (“Leo”), and the undersigned subscriber (the “Investor”), in connection with the Agreement and Plan of Merger, dated as of the date hereof (as may be amended, supplemented or otherwise modified from time to time, the “Transaction Agreement”), by and among Leo, Longleaf Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Leo (“Merger Sub”), and Local Bounti Corporation, a Delaware corporation (the “Company”), pursuant to which, among other things, the parties will effect the consummation of a series of related transactions to effect the business combination contemplated thereby and Merger Sub will merge with and into the Company, with the Company as the surviving company in the merger and, after giving effect to such merger, the Company will be a wholly-owned subsidiary of Leo, on the terms and subject to the conditions therein (the transactions contemplated by the Transaction Agreement, the “Transaction”). In connection with the Transaction, Leo is seeking commitments from interested investors to purchase, following the Domestication (as defined below) and prior to the closing of the Transaction, shares of Leo’s common stock, par value $0.0001 per share (the “Shares”), in a private placement for a purchase price of $10.00 per share (the “Per Share Purchase Price”). On or about the date of this Subscription Agreement, Leo is entering into subscription agreements (the “Other Subscription Agreements”) with certain other investors (the “Other Investors” and together with the Investor, the “Investors”), pursuant to which the Investors have agreed, severally and not jointly, to purchase on the closing date of the Transaction, inclusive of the Shares subscribed for by the Investor, an aggregate amount of up to 12,500,000 Shares, at the Per Share Purchase Price. The aggregate purchase price to be paid by the Investor for the subscribed Shares (as set forth on the signature page hereto) is referred to herein as the “Subscription Amount.”

Prior to the closing of the Transaction (and as more fully described in the Transaction Agreement), Leo will domesticate as a Delaware corporation in accordance with Section 388 of the General Corporation Law of the State of Delaware and de-register as a Cayman Islands exempted company in accordance with Section 206 of the Cayman Islands Companies Law (2020 Revision) (the “Domestication”).

In connection therewith, and in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, set forth herein, and intending to be legally bound hereby, each of the Investor and Leo acknowledges and agrees as follows:

1.    Subscription. The Investor hereby subscribes for and agrees to purchase from Leo, and Leo agrees to issue and sell to the Investor, the number of Shares set forth on the signature page of this Subscription Agreement on the terms and subject to the conditions provided for herein. The Investor acknowledges and agrees that, as a result of the Domestication, the Shares that will be purchased by the Investor and issued by Leo pursuant hereto shall be shares of common stock in a Delaware corporation (and not, for the avoidance of doubt, ordinary shares in a Cayman Islands exempted company).

2.    Closing. *[The closing of the sale of the Shares contemplated hereby (the “Closing”) shall occur on the date of, and substantially concurrently with and conditioned upon the effectiveness of, the Transaction. Upon (a) satisfaction or waiver of the conditions set forth in Section 3 below and (b) delivery of written notice from (or on behalf of) Leo to the Investor (the “Closing Notice”), that Leo reasonably expects all conditions to the closing of the Transaction to be satisfied or waived on a date that is not less than five (5) business days from the date on which the Closing Notice is delivered to the Investor, the Investor shall deliver to Leo, at least three (3) business days prior to the expected closing date specified in the Closing Notice (the “Closing Date”), (i) the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account(s) specified by Leo in the Closing Notice and (ii) any other information that is reasonably requested in the Closing Notice in order for Leo to issue the Investor’s Shares, including, without limitation, the legal name of the person in whose name such Shares are to be issued and a duly executed Internal Revenue Service Form W-9 or W-8, as applicable. On the Closing Date, Leo shall issue the number of Shares to the Investor set forth on the signature page to this Subscription Agreement and subsequently cause such Shares to be registered in book entry form, free and clear of any liens or other restrictions whatsoever (other than those arising under state, provincial or federal securities laws), in the name of the Investor on Leo’s share register; provided, however, that Leo’s obligation to issue the Shares to the Investor is contingent upon Leo having received the Subscription Amount in full accordance with this Section 2. In the event that the consummation of the Transaction does not occur within ten (10) business days after the anticipated Closing Date specified in the Closing Notice, unless otherwise agreed to in writing by Leo and the Investor, Leo shall promptly but not later than one (1) business day thereafter return the funds so delivered by the Investor to Leo by wire transfer in immediately available funds to the account specified by Investor, and any book entries representing the Shares shall be deemed cancelled.] Notwithstanding such return, (i) failure to close on the Closing Date contained in the Closing Notice shall not, by itself, be deemed to be a failure of any of the conditions to Closing set forth in this Section 2 to be satisfied or waived, and (ii) Investor shall remain obligated to (A) redeliver funds to Leo following Leo’s delivery to Investor of a new Closing Notice with a new Closing Date in accordance with this Subscription Agreement and (B) consummate the Closing upon satisfaction of the conditions set forth in Section 3, subject to termination of this Agreement in accordance with Section 8 below. For purposes of this Subscription Agreement, “business day” shall mean a day, other than a Saturday or Sunday, on which commercial banks in New York, New York are open for the general transaction of business.

*	In place of the above, the below will be included for mutual funds:

[The closing of the sale of the Shares contemplated hereby (the “Closing”) shall occur on the date of, and substantially concurrently with and conditioned upon the effectiveness of, the Transaction. Upon (a) satisfaction or waiver of the conditions set forth in this Section 2 and Section 3 below and (b) delivery of written notice from (or on behalf of) Leo to the Investor (the “Closing Notice”), that Leo reasonably expects all conditions to the closing of the Transaction to be satisfied or waived on a date that is not less than five (5) business days from the date on which the Closing Notice is delivered to the Investor, the Investor shall deliver to Leo on the expected closing date specified in the Closing Notice (the “Closing Date”), the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account(s) specified by Leo in the Closing Notice. On the Closing Date, and prior to the release of the Subscription Amount by the Investor, Leo shall (i) issue the number of Shares to the Investor set forth on the signature page to this Subscription Agreement and subsequently cause such Shares to be registered in book entry form, free and clear of any liens or other restrictions whatsoever (other than those arising under state, provincial or federal securities laws), in the name of the Investor on Leo’s share register and (ii) deliver or cause to be delivered written notice from Leo or its transfer agent evidencing the issuance to the Investor of the Shares on and as of the Closing Date. In the event that the consummation of the Transaction does not occur within two (2) business days after the Closing Date, unless otherwise agreed to in writing by Leo and the Investor, Leo shall promptly but not later than one (1) business day thereafter return the funds so delivered by the Investor to Leo by wire transfer in immediately available funds to the account specified by Investor, and any book entries representing the Shares shall be deemed cancelled.]

3.    Closing Conditions.

a.    The obligations of the parties hereto to consummate the purchase and sale of the Shares pursuant to this Subscription Agreement is subject to the satisfaction or written waiver of the following conditions:

(i)    no applicable governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby; and

(ii)    all conditions precedent to the closing of the Transaction under the Transaction Agreement shall have been satisfied or waived (as determined by the parties to the Transaction Agreement and other than those conditions under the Transaction Agreement which, by their nature, are to be fulfilled at the closing of the Transaction, including to the extent that any such condition is dependent upon the consummation of the purchase and sale of the Shares pursuant to this Subscription Agreement), and the closing of the Transaction shall be scheduled to occur concurrently with or on the same date as the Closing.

b.    The obligation of Leo to consummate the issuance and sale of the Shares pursuant to this Subscription Agreement shall be subject to the satisfaction or written waiver of the conditions that (i) all representations and warranties of the Investor contained in this Subscription Agreement be true and correct in all material respects when made, and be true and correct in all material respects on and as of the Closing Date (unless they specifically speak as of a specified earlier date in which case they shall be true and correct in all material respects as of such date) (other than representations and warranties that are qualified as to materiality, which representations and warranties shall be true and correct in all respects), and the Investor hereby acknowledges that the consummation of the Closing shall constitute a reaffirmation by the Investor of each of the representations and warranties of the Investor contained in this Subscription Agreement as of the Closing Date (unless they specifically speak as of another date in which case they shall be true and correct in all material respects as of such date) but in each case without giving effect to the consummation of the Transaction; and (ii) all obligations, covenants and agreements of the Investor required to be performed by it at or prior to the Closing Date shall have been performed in all material respects.

c.    The obligation of the Investor to consummate the purchase of the Shares pursuant to this Subscription Agreement shall be subject to the satisfaction or written waiver of the conditions that (i) all representations and warranties of Leo contained in this Subscription Agreement shall be true and correct in all material respects when made (other than representations and warranties that are qualified as to materiality or Material Adverse Effect (as defined herein), which representations and warranties shall be true in all respects) and be true and correct in all material respects at and as of the Closing Date (unless they specifically speak as of a specified earlier date in which case they shall be true and correct in all material respects as of such date) (other than representations and warranties that are qualified as to materiality or Material Adverse Effect, which representations and warranties shall be true and correct in all respects) and Leo hereby acknowledges that the consummation of the Closing shall constitute a reaffirmation by Leo of each of the representations and warranties of Leo contained in this Subscription Agreement as of the Closing Date, but in each case without giving effect to the consummation of the Transaction; (ii) all obligations, covenants and agreements of Leo required to be performed by it at or prior to the Closing Date shall have been performed in all material respects; (iii) except to the extent consented in writing by the Investor, no amendment or modification of, or waiver under, the Transaction Agreement shall have occurred that would reasonably be expected to materially and adversely affect the economic benefits that the Investor (in its capacity as such) would reasonably expect to receive under this Subscription Agreement; and (iv) no suspension of the qualification of the Shares for offering or sale or trading by The New York Stock Exchange (“NYSE”) or the U.S. Securities and Exchange Commission (the “SEC”) shall be in effect, and the Shares acquired hereunder shall have been approved for listing on the NYSE, subject to official notice of issuance.

4.    Further Assurances. At or prior to the Closing, the parties hereto shall execute and deliver or cause to be executed and delivered such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the subscription as contemplated by this Subscription Agreement.

5.    Leo Representations and Warranties. Leo represents and warrants to the Investor that:

a.    Leo is an exempted company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands (to the extent such concept exists in such jurisdiction). Leo has all power (corporate or otherwise) and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement. As of the Closing Date, following the Domestication, Leo will be duly incorporated, validly existing as a corporation and in good standing under the laws of the State of Delaware with all power (corporate or otherwise) and authority to own, lease and operate its properties and conduct its business as currently contemplated to be conducted and to perform its obligations under this Subscription Agreement.

b.    As of the Closing Date, the Shares will be duly authorized and, when issued and delivered to the Investor against full payment therefor in accordance with the terms of this Subscription Agreement, the Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under Leo’s certificate of incorporation or bylaws (each as amended on the Closing Date) or under the General Corporation Law of the State of Delaware.

c.    This Subscription Agreement has been duly authorized, executed and delivered by Leo and, assuming that this Subscription Agreement constitutes the valid and binding agreement of the Investor, this Subscription Agreement constitutes the valid and binding agreement of Leo, enforceable against Leo in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, or (ii) principles of equity, whether considered at law or equity.

d.    The execution and delivery of this Subscription Agreement, the issuance and sale of the Shares and the compliance by Leo with all of the provisions of this Subscription Agreement and the consummation of the other transactions contemplated herein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Leo or any of its subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Leo or any of its subsidiaries is a party or by which Leo or any of its subsidiaries is bound or to which any of the property or assets of Leo is subject that would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of Leo and its subsidiaries, taken as a whole (a “Material Adverse Effect”) or materially affect the validity of the Shares or the legal authority of Leo to comply in all material respects with its obligations under this Subscription Agreement; (ii) result in any violation of the provisions of the organizational documents of Leo; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Leo or any of its properties that would reasonably be expected to have a Material Adverse Effect or materially affect the validity of the Shares or the legal authority of Leo to comply in all material respects with its obligations under this Subscription Agreement.

e.    As of their respective dates, all reports (the “SEC Reports”) required to be filed by Leo with the SEC complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended, (the “Securities Act”) and/or the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that in light of the SEC’s issuance of the Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies on April 12, 2021 (the “Statement”), Leo may have improperly accounted for its outstanding warrants as equity instruments and may be required to restate its previously filed financial statements to reflect the classification of its outstanding warrants as liabilities for accounting purposes together with any deficiencies in disclosure (including, without limitation, with respect to internal control over financial reporting or disclosure controls and procedures) arising from the treatment of such warrants as equity rather than liabilities (the “Warrant Accounting Issue”). The financial statements of Leo included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing and fairly present in all material respects the financial position of Leo as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments, other than with respect to the Warrant Accounting Issue. The Investor acknowledges that (i) Leo continues to review the Statement and its implications, including on the financial statements and other information included in its SEC Reports and (ii) any restatement, revision or other modification of the SEC Reports in connection with such a review of the Statement or any subsequent related agreements or other guidance from the Staff of the SEC with respect to the Statement shall be deemed not material for purposes of this Agreement, including for purposes of this Section 5(e) and Section 6(e) below. A copy of each SEC Report is available to the Investor via the SEC’s EDGAR system. There are no material outstanding or unresolved comments in comment letters received by Leo from the staff of the Division of Corporation Finance of the SEC with respect to any of the SEC Reports.

f.    Assuming the accuracy of the Investor’s representations and warranties set forth in Section 6, no registration under the Securities Act is required for the offer and sale of the Shares by Leo to the Investor hereunder. The Shares (i) were not offered by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

g.    Except for such matters as have not had and would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, there is no (i) action, suit, claim or other proceeding, in each case by or before any governmental authority pending, or, to the knowledge of Leo, threatened against Leo or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against Leo.

h.    As of the date hereof, the issued and outstanding Class A ordinary shares of Leo are registered pursuant to Section 12(b) of the Exchange Act, and are listed for trading on the New York Stock Exchange (the “NYSE”) under the symbol “LIII” (it being understood that the trading symbol will be changed in connection with the Transaction). There is no suit, action, proceeding or investigation pending or, to the knowledge of Leo, threatened against Leo by NYSE or the SEC, respectively, with respect to any intention by such entity to prohibit or terminate the listing of Leo’s Class A ordinary shares (or, when registered and issued in connection with the Domestication, the Shares) or to deregister Leo’s Class A ordinary shares (or, when registered and issued in connection with the Domestication, the Shares) under the Exchange Act. Leo has taken no action that is designed to terminate the registration of the Class A ordinary shares under the Exchange Act, other than in connection with the Domestication and subsequent registration under the Exchange Act of the Delaware common shares. Leo shall use its reasonable best efforts to cause the Shares to be approved for listing on the NYSE as promptly as practicable following the issuance thereof, subject only to official notice of issuance.

i.    Leo is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by Leo of this Subscription Agreement (including, without limitation, the issuance of the Shares), other than (i) filings with the SEC, (ii) filings required by applicable state securities laws, (iii) filings required by the NYSE or such other applicable stock exchange on which Leo’s common equity is then listed, and (iv) the failure of which to obtain would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

j.    As of the date hereof, the authorized capital stock of Leo consists of (i) 500,000,000 Class A ordinary shares, par value $0.0001 (“Class A Shares”), (ii) 50,000,000 Class B ordinary shares, par value $0.0001 (the “Class B Shares”), and (iii) 5,000,000 preference shares, par value $0.0001 per share. As of the date of hereof, (i) 27,500,000 Class A Shares are issued and outstanding, (ii) 6,875,000 Class B Shares are issued and outstanding, (iii) no preference shares are issued and outstanding and (iv) 10,833,333 warrants to acquire Class A Shares issued and outstanding. All issued and outstanding Class A Shares and Class B Shares have been duly authorized and validly issued, are fully paid and are non-assessable. Except as set forth above and pursuant to the Other Subscription Agreements, the Merger Agreement, Leo’s organizational documents, Leo’s filings with the SEC and the other agreements and arrangements referred to therein, as of the date hereof, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from Leo any Class A Shares, Class B Shares or other equity interests in Leo, or securities convertible into or exchangeable or exercisable for such equity interests. As of the date hereof, Leo has no subsidiaries, other than Merger Sub, and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated. There are no stockholder agreements, voting trusts or other agreements or understandings to which Leo is a party or by which it is bound relating to the voting of any securities of Leo, other than (1) as set forth in the SEC Reports and (2) as contemplated by the Transaction Agreement. Other than Class B Shares, which have the anti-dilution rights described in Leo’s amended and restated memorandum and articles of association that will be waived in connection with the Transaction, or as set forth in the Transaction Agreement (including any schedules thereto), there are no securities or instruments issued by or to which Leo is a party containing anti-dilution or similar provisions that will be triggered by the issuance of the Shares hereunder or to be issued pursuant to any Other Subscription Agreement.

k.    Other than with respect to the Warrant Accounting Issue, Leo is in compliance with all applicable laws, except where such non-compliance would not reasonably be expected to have a Material Adverse Effect. To the knowledge of Leo, Leo has not received any written notice of or been charged with the material violation of any such laws by any governmental authority having jurisdiction or authority over the operations of Leo, except where such non-compliance, default or violation would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

l.    Other than the Other Subscription Agreements, the Transaction Agreement and any other agreements expressly contemplated by the Transaction Agreement, Leo has not entered into any side letter or similar agreement with any Other Investor or other investor in connection with such Other Investor’s or other investor’s direct or indirect investment in Leo. No Other Subscription Agreement includes terms and conditions that are more favorable to the Other Investor thereunder than the Investor hereunder, other than terms particular to the regulatory requirements of such Other Investor or its affiliates or related funds that are mutual funds or are otherwise subject to regulations related to the timing of funding and the issuance of the related Shares. The Other Subscription Agreements have not been amended in any material respect following the date of this Subscription Agreement.

m.    Other than the Placement Agents (as defined below), Leo has not engaged any broker, finder, commission agent, placement agent or arranger in connection with the sale of the Shares, and Leo is not under any obligation to pay any broker’s fee or commission in connection with the sale of the Shares other than to the Placement Agents.

n.    As of the date of this Subscription Agreement, there are no pending or, to the knowledge of Leo, threatened, actions, which, if determined adversely, would, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Leo to enter into and perform its obligations under this Subscription Agreement. As of the date hereof, there is no unsatisfied judgment or any open injunction binding upon Leo that would, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Leo to enter into and perform its obligations under this Subscription Agreement.

o.    Leo acknowledges and agrees that, notwithstanding anything herein to the contrary, the Shares may be pledged by Investor in connection with a bona fide margin agreement, provided such pledge shall be (i) pursuant to an available exemption from the registration requirements of the Securities Act or (ii) pursuant to, and in accordance with, a registration statement that is effective under the Securities Act at the time of such pledge, and Investor effecting a pledge of Shares shall not be required to provide Leo with any notice thereof; provided, however, that neither Leo, the Company or their respective counsel shall be required to take any action (or refrain from taking any action) in connection with any such pledge, other than providing any such lender of such margin agreement with an acknowledgment that the Shares are not subject to any contractual prohibition on pledging or lock up, the form of such acknowledgment to be subject to review and comment by Leo in all respects.

6.    Investor Representations and Warranties. The Investor represents and warrants (on behalf of itself and, if applicable, each account for which the Investor is acquiring Shares) to Leo that:

a.    The Investor, or each of the funds managed by or affiliated with the Investor for which the Investor is acting as nominee, as applicable, (i) is (x) a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act), (y) an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act), or (z) a non-U.S. person acquiring the Shares in an offshore transaction (each term, as defined in Regulation S under the Securities Act) and, if resident in a member state of the European Economic Area or the United Kingdom, not a retail investor, in each case, satisfying the applicable requirements set forth on Schedule A, (ii) is acquiring the Shares only for his, her or its own account and not for the account of others, or if the Investor is subscribing for the Shares as a fiduciary or agent for one or more investor accounts, the Investor has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information set forth on Schedule A). The Investor is not an entity formed for the specific purpose of acquiring the Shares.

b.    The Investor acknowledges and agrees that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Shares have not been registered under the Securities Act or any other applicable securities laws. The Investor acknowledges and agrees that the Shares may not be offered, resold, transferred, pledged or otherwise disposed of by the Investor absent an effective registration statement under the Securities Act except (i) to Leo or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that qualify as “offshore transactions” within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act (including, without limitation, a private resale pursuant to so-called Rule 4(a)(1 1/2)), and in each of clauses (i) and

(iii) in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates representing the Shares shall contain a restrictive legend to such effect. The Investor acknowledges and agrees that the Shares will be subject to the foregoing transfer restrictions and, as a result of these transfer restrictions, the Investor may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Shares and may be required to bear the financial risk of an investment in the Shares for an indefinite period of time. The Investor acknowledges and agrees that the Shares will not be immediately eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act (“Rule 144”) until at least one year from the Closing Date. The Investor acknowledges and agrees that it has been advised to consult legal counsel prior to making any offer, resale, transfer, pledge or disposition of any of the Shares. The Investor acknowledges that the sale of the Shares meets the exemptions from filing under FINRA Rule 5123(b)(1)(A) and FINRA Rule 5123(b)(1)(C) or (J), and the institutional customer exemptions from filing under FINRA Rule 2111(b).

c.    The Investor acknowledges and agrees that the Investor is purchasing the Shares directly from Leo. The Investor further acknowledges that there have been no representations, warranties, covenants and agreements made to the Investor by or on behalf of Leo, the Company, any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of Leo expressly set forth in Section 5 of this Subscription Agreement.

d.    The Investor’s acquisition and holding of the Shares will not constitute or result in a non-exempt prohibited transaction under section 406 of the Employee Retirement Income Security Act of 1974, as amended, section 4975 of the Internal Revenue Code of 1986, as amended, or any applicable similar law.

e.    The Investor acknowledges and agrees that the Investor has received such information as the Investor deems necessary in order to make an investment decision with respect to the Shares, including, with respect to Leo, the Transaction and the business of the Company and its subsidiaries. Without limiting the generality of the foregoing, the Investor acknowledges that he, she or it has reviewed Leo’s filings with the SEC. The Investor acknowledges and agrees that the Investor and the Investor’s professional advisor(s), if any, have had the opportunity to ask such questions, receive answers thereto and obtain such information as the Investor and such Investor’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Shares.

f.    The Investor became aware of this offering of the Shares solely by means of direct contact between the Investor and Leo, the Company or a representative of Leo or the Company, and the Shares were offered to the Investor solely by direct contact between the Investor and Leo, the Company or a representative of Leo or the Company. The Investor did not become aware of this offering of the Shares, nor were the Shares offered to the Investor, by any other means. The Investor acknowledges that the Shares (i) were not offered to it by any form of general solicitation or general advertising and (ii) to the Investor’s knowledge, are not being offered to it in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws. The Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, Leo, the Company, the Placement Agents, any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), other than the representations and warranties of Leo contained in Section 5 of this Subscription Agreement, in making its investment or decision to invest in Leo.

g.    The Investor acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Shares, including those set forth in Leo’s filings with the SEC. The Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, and the Investor has sought such accounting, legal and tax advice as the Investor has considered necessary to make an informed investment decision. The Investor will not look to the Placement Agents for all or part of any such loss or losses the Investor may suffer and is able to sustain a complete loss on its investment in the Shares.

h.    Alone, or together with any professional advisor(s), the Investor has adequately analyzed and fully considered the risks of an investment in the Shares and determined that the Shares are a suitable investment for the Investor and that the Investor is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Investor’s investment in Leo. The Investor acknowledges specifically that a possibility of total loss exists.

i.    In making its decision to purchase the Shares, the Investor has relied solely upon independent investigation made by the Investor and the representations and warranties of Leo contained in this Subscription Agreement. Without limiting the generality of the foregoing, the Investor has not relied on any statements or other information provided by or on behalf of any of the Placement Agents or any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing concerning Leo, the Company, the Transaction, the Transaction Agreement, this Subscription Agreement or the transactions contemplated hereby or thereby, the Shares or the offer and sale of the Shares.

j.    The Investor acknowledges and agrees that each of the Placement Agents: (i) has not provided the Investor with any information or advice with respect to the Shares, (ii) has not made or make any representation, express or implied as to Leo, the Company, the Company’s credit quality, the Shares or the Investor’s purchase of the Shares, (iii) has not acted as the Investor’s financial advisor or fiduciary in connection with the issue and purchase of Shares, (iv) may have acquired, or during the term of this Subscription Agreement may acquire, non-public information with respect to the Company, which the Investor agrees need not be provided to it, and (v) may have existing or future business relationships with Leo and the Company (including, but not limited to, an equity interest in Leo, lending, depository, risk management, advisory and banking relationships) and will pursue actions and take steps that it deems or they deem necessary or appropriate to protect its or their interests arising therefrom without regard to the consequences for a holder of Shares, and that certain of these actions may have material and adverse consequences for a holder of Shares.

k.    The Investor acknowledges that it has not relied on the Placement Agents in connection with its determination as to the legality of its acquisition of the Shares or as to the other matters referred to herein and the Investor has not relied on any investigation that the Placement Agents, any of their affiliates or any person acting on their behalf have conducted with respect to the Shares, Leo or the Company. The Investor further acknowledges that it has not relied on any information contained in any research reports prepared by the Placement Agents or any of their affiliates.

l.    The Investor acknowledges and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Shares or made any findings or determination as to the fairness of this investment.

m.    The Investor, if not an individual, has been duly formed or incorporated and is validly existing and is in good standing under the laws of its jurisdiction of formation or incorporation, with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.

n.    The execution, delivery and performance by the Investor of this Subscription Agreement are within the powers of the Investor, have been duly authorized and will not constitute or result in a breach or default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the Investor is a party or by which the Investor is bound, and, if the Investor is not an individual, will not violate any provisions of the Investor’s organizational documents, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable. The signature of the Investor on this Subscription Agreement is genuine, and the signatory, if the Investor is an individual, has legal competence and capacity to execute the same or, if the Investor is not an individual, the signatory has been duly authorized to execute the same, and this Subscription Agreement constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally or (ii) principles of equity, whether considered at law or equity.

o.    The Investor is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons, the Executive Order 13599 List, the Foreign Sanctions Evaders List, or the Sectoral Sanctions Identification List, each of which is administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by

OFAC (“OFAC Lists”), or a person or entity prohibited by any OFAC sanctions program, (ii) owned, directly or indirectly, or controlled by, or acting on behalf of, one or more persons that are named on the OFAC Lists, (iii) organized, incorporated, established, located, resident or born in, or a citizen, national or the government, including any political subdivision, agency or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine or any other country or territory embargoed or subject to substantial trade restrictions by the United States, (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (each, a “Prohibited Investor”). The Investor agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that the Investor is permitted to do so under applicable law. If the Investor is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001, and its implementing regulations (collectively, the “BSA/PATRIOT Act”), the Investor, directly or indirectly through a third-party administrator, maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. To the extent required, it, directly or indirectly through a third-party administrator, maintains policies and procedures reasonably designed to ensure compliance with OFAC-administered sanctions programs, including for the screening of its investors against the OFAC sanctions programs, including the OFAC Lists. To the extent required by applicable law, the Investor maintains, directly or indirectly through a third-party administrator, policies and procedures reasonably designed to ensure that the funds held by the Investor and used to purchase the Shares were legally derived and were not obtained, directly or indirectly, from a Prohibited Investor.

p.    No foreign person (as defined in 31 C.F.R. Part 800.224) in which the national or subnational governments of a single foreign state have a substantial interest (as defined in 31 C.F.R. Part 800.244) will acquire a substantial interest in Leo as a result of the purchase and sale of Shares hereunder such that a declaration to the Committee on Foreign Investment in the United States would be mandatory under 31 C.F.R. Part 800.401, and no foreign person will have control (as defined in 31 C.F.R. Part 800.208) over Leo from and after the Closing as a result of the purchase and sale of Shares hereunder.

q.    No disclosure or offering document has been prepared by Morgan Stanley & Co. LLC and Deutsche Bank Securities Inc. or any of its affiliates (collectively, the “Placement Agents”) in connection with the offer and sale of the Shares.

r.    None of the Placement Agents, any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing has made any independent investigation with respect to Leo, the Company or its subsidiaries or any of their respective businesses, or the Shares or the accuracy, completeness or adequacy of any information supplied to the Investor by Leo.

s.    The Investor acknowledges that Morgan Stanley & Co. LLC is also acting as financial advisor to the Company and/or its affiliates with respect to the Transaction Agreement and will receive compensation from the Company and/or its affiliates for such services.

t.    The Investor acknowledges that Deutsche Bank Securities Inc. will receive deferred underwriting commissions upon the closing of the Transaction, as disclosed in Leo’s prospectus relating to its initial public offering dated February 25, 2021 (the “Prospectus”) available at www.sec.gov.

u.    When required to deliver payment to Leo pursuant to Section 2 above, the Investor will have sufficient funds to pay the Subscription Amount and consummate the purchase and sale of the Shares pursuant to this Subscription Agreement.

v.    The Investor agrees that, from the date of this Subscription Agreement, none of the Investor nor any person or entity acting on behalf of the Investor or pursuant to any understanding with the Investor will engage in any Short Sales with respect to securities of Leo prior to the Closing. For the purposes hereof, “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers. Further, for the avoidance of doubt, this Section 6(v) shall not apply to ordinary course, non-speculative hedging transactions. Notwithstanding the foregoing, (a) nothing herein shall prohibit other entities under common management with the Investor that have no knowledge of this Subscription Agreement or of Investor’s participation in this transaction (including the Investor’s controlled affiliates and/or affiliates) from entering into any Short Sales and (b) in the case of an Investor that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Investor’s assets and the portfolio managers have no knowledge of the investment decisions made by the portfolio managers managing other portions of such Investor’s assets, then, in each case, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the shares covered by this Subscription Agreement.

w.    The Investor acknowledges the SEC’s issuance of the Statement and Leo’s ongoing review of the implications of the Statement, and the Investor agrees that any actions taken by Leo as a result of such review and in accordance with such Statement shall not be deemed to constitute a breach of any of the representations, warranties or covenants in this Subscription Agreement.

x.    Notwithstanding anything to the contrary set forth herein, the Investor acknowledges and agrees that, subsequent to the date of this Subscription Agreement and prior to the Closing, Leo may enter into one or more additional subscription agreements on substantially the same terms and conditions as this Subscription Agreement, which additional subscription agreements will increase the aggregate number of Shares being subscribed for in the private placement contemplated by this Subscription Agreement, which additional number of Shares shall not exceed 2,500,000 Shares. For the avoidance of doubt, such additional agreements shall reflect not less than the same Per Share Purchase Price and shall constitute Other Subscription Agreements for purposes of this Subscription Agreement, mutatis mutandis.

7.    Registration Rights.

a.    In the event that the Shares are not registered in connection with the consummation of the Transaction, Leo agrees that, within thirty (30) calendar days after the consummation of the Transaction (the “Filing Date”), it will file with the SEC (at its sole cost and expense) a registration statement registering the resale of the Shares (the “Registration Statement”), and it shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) sixty (60) calendar days (or ninety (90) calendar days if the SEC notifies Leo that it will “review” the Registration Statement) after the filing thereof and (ii) ten (10) business days after Leo is notified (orally or in writing, whichever is earlier) by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review (the “Effectiveness Date”). Leo agrees to cause such Registration Statement, or another shelf registration statement that includes the Shares to be sold pursuant to this Subscription Agreement, to remain effective until the earliest of (i) the second anniversary of the date the initial Registration Statement filed hereunder is declared effective, (ii) the date on which the Investor ceases to hold any Shares issued pursuant to this Subscription Agreement, or (iii) on the first date on which the Investor can sell all of its Shares issued pursuant to this Subscription Agreement (or shares received in exchange therefor) under Rule 144 without limitation as to the amount of such securities that may be sold and without the requirement for Leo to be in compliance with the current public information requirement under Rule 144(c) (or Rule 144(i)(2), if applicable). The Investor agrees to disclose its ownership to Leo upon request to assist it in making the determination described above. Leo may amend the Registration Statement so as to convert the Registration Statement into a Registration Statement on Form S-3 at such time as Leo becomes eligible to use such Form S-3. Leo’s obligations to include the Shares issued pursuant to this Subscription Agreement (or shares issued in exchange therefor) for resale in the Registration Statement are contingent upon the Investor furnishing in writing to Leo such information regarding the Investor, the securities of Leo held by the Investor and the intended method of disposition of such Shares, which shall be limited to non-underwritten public offerings, as shall be reasonably requested by Leo to effect the registration of such Shares, and shall execute such documents in connection with such registration as Leo may reasonably request that are customary of a selling stockholder in similar situations.

b.    Notwithstanding the foregoing, if the SEC prevents Leo from including any or all of the Shares proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Shares by the applicable shareholders or otherwise, such Registration Statement shall register for resale such number of Shares which is equal to the maximum number of Shares as is permitted by the SEC. In such event, the number of Shares to be registered for each selling shareholder named in the Registration Statement shall be reduced pro rata among all such selling shareholders and as promptly as practicable after being permitted to register additional Shares under Rule 415 under the Securities Act, Leo shall amend the Registration

Statement or file a new Registration Statement to register such Shares not included in the initial Registration Statement and cause such Registration Statement to become effective as promptly as practicable consistent with the terms of this Section 7. For purposes of clarification, any failure by Leo to file the Registration Statement by the Filing Date or to effect such Registration Statement by the Effectiveness Date shall not otherwise relieve Leo of its obligations to file or effect the Registration Statement set forth in this Section 7. For purposes of this Section 7, “Shares” shall mean, as of any date of determination, the Shares acquired by the Investor pursuant to this Subscription Agreement and any other equity security issued or issuable with respect to such Shares by way of stock split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event, and “Investor” shall include any affiliate of the undersigned Investor to which the rights under this Section 7 have been duly assigned.

c.    In the case of the registration effected by Leo pursuant to this Subscription Agreement, Leo shall, upon reasonable request, inform the Investor as to the status of such registration. Leo shall use its commercially reasonable efforts to advise the Investor within three (3) business days:

(i)    when a Registration Statement or any post-effective amendment thereto has become effective;

(ii)    after it shall receive notice or obtain knowledge thereof, of the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;

(iii)    of the receipt by Leo of any notification with respect to the suspension of the qualification of the Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(iv)    subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading (provided that any such notice pursuant to this Section 7(c)(iv) shall solely provide that the use of the Registration Statement or prospectus has been suspended without setting forth the reason for such suspension).

Leo shall use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable. Upon receipt of any written notice from Leo (which notice shall not contain material non-public information regarding Leo) of the happening of any event contemplated in clauses (ii) through (iv) above during the period that the Registration Statement is effective or if as a result of the occurrence of such event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, the undersigned agrees that (1) it will immediately discontinue offers and sales of the Shares under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until the undersigned receives copies of a supplemental or amended prospectus (which Leo agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by Leo that it may resume such offers and sales, and (2) it will maintain the confidentiality of any information included in such written notice delivered by Leo except (A) for disclosure to the Investor’s employees, agents and professional advisers who need to know such information and are obligated to keep it confidential, (B) for disclosures to the extent required in order to comply with reporting obligations to its limited partners who have agreed to keep such information confidential and (C) as required by law or subpoena. Upon the occurrence of any event contemplated in clauses (ii) through (iv) above, except for such times as Leo is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a registration statement, Leo shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such registration statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Investor acknowledges and agrees that Leo may delay the filing or suspend the use of any such registration statement if it determines in good faith upon advice of external legal counsel that, in order for such registration statement not to contain a material misstatement or omission, an amendment thereto would be needed to include information that would at that time not otherwise be required in a current, quarterly, or annual report under the Exchange Act, provided, that (i) Leo shall not so delay filing or so suspend the use of the Registration Statement on more than three (3) occasions, or for a period of more than forty five (45) consecutive days or more than a total of ninety (90) calendar days, in each case in any three hundred sixty (360)-day period, and (ii) Leo shall use commercially reasonable efforts to make such registration statement available for the sale by the Investor of such securities as soon as practicable thereafter. Leo’s obligations to include the Shares issued pursuant to this Subscription Agreement (or shares issued in exchange therefor) for resale in the Registration Statement are contingent upon the Investor furnishing in writing to Leo such information regarding the Investor, the securities of Leo held by the Investor and the intended method of disposition of such Shares, as shall be reasonably requested by Leo to effect the registration of such Shares, and shall execute such documents in connection with such registration as Leo may reasonably request that are customary of a selling stockholder in similar situations provided, the Investor shall not be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Shares in connection with the foregoing. Leo shall use its commercially reasonable efforts to provide a draft of the Registration Statement to the Investor for review at least two (2) business days in advance of filing the Registration Statement; provided that, for the avoidance of doubt, in no event shall Leo be required to delay or postpone the filing of such Registration Statement as a result of or in connection with the Investor’s review.

d.    For as long as the Investor holds Shares, Leo will use commercially reasonable efforts to file all reports necessary to enable the undersigned to resell the Shares pursuant to the Registration Statement. For as long as the Investor holds Shares, Leo will use commercially reasonable efforts to file all reports necessary to enable the undersigned to resell the Shares pursuant to Rule 144 of the Securities Act (when Rule 144 of the Securities Act becomes available to the Investor). In addition, in connection with any sale, assignment, transfer or other disposition of the Shares by the Investor pursuant to Rule 144 or pursuant to any other exemption under the Securities Act such that the Shares held by the Investor become freely tradable and upon compliance by the Investor with the requirements of this Section 7(c), if requested by the Investor, Leo shall cause the transfer agent for the Shares (the “Transfer Agent”) to remove any restrictive legends related to the book entry account holding such Shares and make a new, unlegended entry for such book entry Shares sold or disposed of without restrictive legends within three (3) trading days of any such request therefor from the Investor, provided that Leo and the Transfer Agent have timely received from the Investor customary representations and other documentation reasonably acceptable to Leo and the Transfer Agent in connection therewith. Subject to receipt from the Investor by Leo and the Transfer Agent of customary representations and other documentation reasonably acceptable to Leo and the Transfer Agent in connection therewith, the Investor may request that Leo remove any legend from the book entry position evidencing its Shares and Leo will, if required by the Transfer Agent, cause an opinion of Leo’s counsel be provided, in a form reasonably acceptable to the Transfer Agent, to the effect that the removal of such restrictive legends in such circumstances may be effected under the Securities Act, following the earliest of such time as such Shares (i) (x) are subject to or (y) have been or are about to be sold or transferred pursuant to an effective registration statement, (ii) have been or are about to be sold pursuant to Rule 144, or (iii) are eligible for resale under Rule 144(b)(1) or any successor provision without the requirement for Leo to be in compliance with the current public information requirement under Rule 144 and without volume or manner-of-sale restrictions applicable to the sale or transfer of such Shares. If restrictive legends are no longer required for such Shares pursuant to the foregoing, Leo shall, in accordance with the provisions of this section and within three (3) trading days of any request therefor from the Investor accompanied by such customary and reasonably acceptable representations and other documentation referred to above establishing that restrictive legends are no longer required, deliver to the Transfer Agent irrevocable instructions that the Transfer Agent shall make a new, unlegended entry for such book entry Shares. Leo shall be responsible for the fees of its Transfer Agent, its legal counsel and all DTC fees associated with such issuance.

e.    Indemnification.

(i)    Leo agrees to indemnify and hold harmless, to the extent permitted by law, the Investor, its directors, officers, employees, advisers and agents, and each person who controls the Investor (within the meaning of the Securities Act or the Exchange Act) and each affiliate of the Investor (within the meaning of Rule 405 under the Securities Act) from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation, any reasonable external attorneys’ fees and expenses incurred in connection with defending or investigating any such action or claim) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus included in any Registration Statement or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to Leo by or on behalf of the Investor expressly for use therein.

(ii)    The Investor agrees, severally and not jointly with any person that is a party to the Other Subscription Agreements or any other selling shareholder under the Registration Statement, to indemnify and hold harmless Leo, its directors and officers and agents and each person who controls Leo (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including, without limitation, reasonable external attorneys’ fees) resulting from any untrue statement of material fact contained in the Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by the Investor expressly for use therein. In no event shall the liability of the Investor be greater in amount than the dollar amount of the net proceeds received by the Investor upon the sale of the Shares purchased pursuant to this Subscription Agreement giving rise to such indemnification obligation.

(iii)    Any person entitled to indemnification herein shall (1) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (2) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent. An indemnifying party who elects not to assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of legal counsel to any indemnified party a conflict of interest exists between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(iv)    The indemnification provided for under this Subscription Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, employee, agent, affiliate or controlling person of such indemnified party and shall survive the transfer of the Shares purchased pursuant to this Subscription Agreement.

(v)    If the indemnification provided under this Section 7(d) from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action.

The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 7(d) from any person who was not guilty of such fraudulent misrepresentation. In no event shall the liability of the Investor be greater in amount than the dollar amount of the net proceeds received by the Investor upon the sale of the Shares purchased pursuant to this Subscription Agreement giving rise to such contribution obligation.

8.    Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (a) such date and time as the Transaction Agreement is terminated in accordance with its terms without being consummated, (b) upon the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement, (c) November 30, 2021, if the Closing has not occurred by such date, or (d) if any of the conditions to Closing set forth in Section 3 of this Subscription Agreement are not satisfied or waived, or are not capable of being satisfied, on or prior to the Closing and, as a result thereof, the transactions contemplated by this Subscription Agreement will not be and are not consummated at the Closing (the termination events described in clauses (a)–(d) above, collectively, the “Termination Events”); provided that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from any such willful breach. Leo shall notify the Investor of the termination of the Transaction Agreement promptly after the termination of such agreement. Upon the occurrence of any Termination Event, this Subscription Agreement shall be void and of no further effect and any monies paid by the Investor to Leo in connection herewith shall promptly (and in any event within one (1) business day) following the Termination Event be returned to the Investor.

9.    Trust Account Waiver. The Investor acknowledges that Leo is a blank check company with the powers and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving Leo and one or more businesses or assets. The Investor further acknowledges that, as described in the Prospectus, substantially all of Leo’s assets consist of the cash proceeds of Leo’s initial public offering and private placement of its securities, and substantially all of those proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of Leo, its public shareholders and the underwriters of Leo’s initial public offering. Except with respect to interest earned on the funds held in the Trust Account that may be released to Leo to pay its tax obligations, if any, the cash in the Trust Account may be disbursed only for the purposes set forth in the Prospectus. For and in consideration of Leo entering into this Subscription Agreement, the receipt and sufficiency of which are hereby acknowledged, the Investor hereby irrevocably waives any and all right, title and interest, or any claim of any kind it has or may have in the future, in or to any monies held in the Trust Account, and agrees not to seek recourse against the Trust Account, in each case, as a result of, or arising out of, this Subscription Agreement; provided, however, that nothing in this Section 9 shall (x) serve to limit or prohibit the Investor’s right to pursue a claim against Leo for legal relief against assets held outside the Trust Account, for specific performance or other equitable relief, (y) serve to limit or prohibit any claims that the Investor may have in the future against Leo’s assets or funds that are not held in the Trust Account (including any funds that have been released from the Trust Account and any assets that have been purchased or acquired with any such funds) or (z) be deemed to limit the Investor’s right, title, interest or claim to any monies held in the Trust Account by virtue of its record or beneficial ownership of Class A ordinary shares (or as such Class A ordinary shares shall exist following the Domestication) of Leo currently outstanding on the date hereof, pursuant to a validly exercised redemption right with respect to any such shares, except to the extent that the Investor has otherwise agreed in writing with Leo to not exercise such redemption right.

10.    Miscellaneous.

a.    Neither this Subscription Agreement nor any rights that may accrue to the Investor hereunder (other than the Shares acquired hereunder, if any) may be transferred or assigned. Notwithstanding the foregoing; provided that (i) this Subscription Agreement and any of the Investor’s rights and obligations hereunder may be assigned to an affiliate or any fund or account advised or managed by the Investor or the same investment manager or investment advisor as the Investor or by an affiliate (as defined in Rule 12b-2 of the Exchange Act) of such investment manager or investment advisor without the prior consent of Leo or the Company; provided, however, the Investor shall provide notice of any such assignment to Leo and the Company and (ii) the Investor’s rights under Section 8 may be assigned to an assignee or transferee of the Shares; provided further that prior to such assignment any such assignee shall agree in writing to be bound by the terms hereof. Upon such assignment by the Investor in accordance with this Section 10(a), the assignee shall become an Investor hereunder and have the rights and obligations provided for herein to the extent of such assignment; provided, that no assignment pursuant to clause (i) of this Section 10(a) shall relieve the Investor of its obligations hereunder, except to the extent actually performed in accordance with the terms hereof, unless consented to in writing by Leo and the Company (such consent not to be unreasonably conditioned, delayed or withheld).

b.    Leo may request from the Investor such additional information as Leo may deem necessary to register the resale of the Shares and evaluate the eligibility of the Investor to acquire the Shares, and the Investor shall promptly provide such information as may reasonably be requested, to the extent readily available and to the extent consistent with the Investor’s internal policies and procedures; provided that Leo agrees to keep any such information provided by the Investor confidential except (i) such information that is required to be included in any registration statement filed pursuant to Section 7, (ii) as required by the federal securities law or pursuant to other routine proceedings of regulatory authorities or (iii) to the extent such disclosure is required by law, at the request of the staff of the SEC or regulatory agency or under the regulations of any national securities exchange on which Leo’s securities are listed for trading. The Investor acknowledges that Leo may file a copy of this Subscription Agreement with the SEC as an exhibit to a periodic report or a registration statement of Leo.

c.    The Investor acknowledges that (i) Leo is entitled to rely on the acknowledgments, understandings, agreements, representations and warranties of the Investor contained in this Subscription Agreement and (ii) the Placement Agents will rely on the acknowledgments, understandings, agreements, representations and warranties of the Investor contained in Section 6 of this Subscription Agreement, including Schedule A hereto. Prior to the Closing, the Investor agrees to promptly notify Leo if any of the acknowledgments, understandings, agreements, representations and warranties set forth in Section 6 above are no longer accurate in all material respects (other than those acknowledgments, understandings, agreements, representations and warranties qualified by materiality, in which case the Investor shall promptly notify Leo if they are no longer accurate in any respect). Leo acknowledges that the Placement Agents are entitled to rely on the representations and warranties of Leo contained in this Subscription Agreement. Leo acknowledges that the Investor is entitled to rely on the acknowledgments, understandings, agreements, representations and warranties of Leo contained in this Subscription Agreement.

d.    Leo, the Company, the Investor and the Placement Agents are each entitled to rely upon this Subscription Agreement and each is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby; provided, however, that the foregoing clause of this Section 10(d) shall not give the Company or the Placement Agents any rights other than those expressly set forth herein and, without limiting the generality of the foregoing and for the avoidance of doubt, in no event shall the Company be entitled to rely on any of the representations and warranties of Leo or the Investor set forth in this Subscription Agreement.

e.    All of the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing and shall continue in full force and effect until the end of the applicable statute of limitations.

f.    The Investor does not have, as of the date hereof, and during the 30-day period immediately prior to the date hereof such Investor has not entered into, any “put equivalent position” as such term is defined in Rule 16a-1 under the Exchange Act or short sale positions with respect to the securities of Leo. Notwithstanding the foregoing, in the case of an Investor that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Investor’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Investor’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Shares covered by this Subscription Agreement.

g.    This Subscription Agreement may not be modified, waived or terminated (other than pursuant to the terms of Section 8 above) except by an instrument in writing, signed by each of the parties hereto against whom such modification, waiver or termination is sought to be enforced. No failure or delay of either party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

h.    This Subscription Agreement (including the schedule hereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. Except as set forth in Section 7(d), Section 10(c), Section 10(d), this Section 10(h) and Section 11 with respect to the persons specifically referenced therein, this Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successor and assigns, and the parties hereto acknowledge that such persons so referenced are third party beneficiaries of this Subscription Agreement for the purposes of, and to the extent of, the rights granted to them, if any, pursuant to the applicable provisions.

i.    Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

j.    If any provision of this Subscription Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

k.    This Subscription Agreement may be executed in one or more counterparts (including by facsimile or any other form of electronic delivery (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com or other transmission method)) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

l.    The parties hereto acknowledge and agree that irreparable damage may occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement, without posting a bond or undertaking and without proof of damages, to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise.

m.    If any change in the number, type or classes of authorized shares of Leo (including the Shares), other than as contemplated by the Transaction Agreement or any agreement contemplated by the Transaction Agreement, shall occur between the date hereof and immediately prior to the Closing by reason of reclassification, recapitalization, stock split (including reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend, the number of Shares issued to the Investor and the Per Share Purchase Price shall be appropriately adjusted to reflect such change.

n.    This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof) as to all matters (including any action, suit, litigation, arbitration, mediation, claim, charge, complaint, inquiry, proceeding, hearing, audit, investigation or reviews by or before any governmental entity related hereto), including matters of validity, construction, effect, performance and remedies.

o.    Each party hereto hereby and any person asserting rights as a third party beneficiary may do so only if he, she or it irrevocably agrees that any action, suit or proceeding between or among the parties hereto, whether arising in contract, tort or otherwise, arising in connection with any disagreement, dispute, controversy or claim arising out of or relating to this Subscription Agreement or any related document or any of the transactions contemplated hereby or thereby (“Legal Dispute”) shall be brought only to the exclusive jurisdiction of the courts of the State of Delaware or the federal courts located in the State of Delaware, and each party hereto hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding that is brought in any such court has been brought in an inconvenient forum. During the period a Legal Dispute that is filed in accordance with this Section 10(o) is pending before a court, all actions, suits or proceedings with respect to such Legal Dispute or any other Legal Dispute, including any counterclaim, cross-claim or interpleader, shall be subject to the exclusive jurisdiction of such court. Each party hereto and any person asserting rights as a third party beneficiary may do so only if he, she or it hereby waives, and shall not assert as a defense in any Legal Dispute, that (a) such party is not personally subject to the jurisdiction of the above named courts for any reason, (b) such action, suit or proceeding may not be brought or is not maintainable in such court, (c) such party’s property is exempt or immune from execution, (d) such action, suit or proceeding is brought in an inconvenient forum, or (e) the venue of such action, suit or proceeding is improper. A final judgment in any action, suit or proceeding described in this Section 10(o) following the expiration of any period permitted for appeal and subject to any stay during appeal shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable laws. EACH OF THE PARTIES HERETO AND ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY MAY DO SO ONLY IF HE, SHE OR IT IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND FOR ANY COUNTERCLAIM RELATING THERETO. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY HERETO NOR ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. FURTHERMORE, NO PARTY HERETO NOR ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

p.    Any notice or communication required or permitted hereunder to be given to a party shall be in writing and either delivered personally, emailed or sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, to such address(es) or email address(es) set forth on such party’s signature page hereto, and shall be deemed to be given and received (i) when so delivered personally, (ii) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (iii) three (3) business days after the date of mailing to the address below or to such other address or addresses as the party may hereafter designate by notice to the other party.

11.    Non-Reliance and Exculpation. The Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, the Company, the Placement Agents, any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), other than the statements, representations and warranties of Leo expressly contained in Section 5 of this Subscription Agreement, in making its investment or decision to invest in Leo. The Investor acknowledges and agrees that none of (a) any other investor pursuant to this Subscription Agreement or any Other Subscription Agreement (including such investor’s respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), (b) the Placement Agents, their affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing, (c) the Company or any of its affiliates, control persons, officers, directors, employees, partners, agents or representatives, or (d) any party to the Transaction Agreement (other than Leo) or any Non-Party Affiliate, shall have any liability to the Investor, pursuant to, arising out of or relating to this Subscription Agreement, the negotiation hereof or its subject matter, or the transactions contemplated hereby, including, without limitation, with respect to any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Shares or with respect to any claim (whether in tort, contract or otherwise) for breach of this Subscription Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, as expressly provided herein, or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished by Leo, the Company, the Placement Agents or any Non-Party Affiliate concerning Leo, the Company, the Placement Agents, any of their controlled affiliates, this Subscription Agreement or the transactions contemplated hereby. For purposes of this Subscription Agreement, “Non-Party Affiliates” means each former, current or future officer, director, employee, partner, member, manager, direct or indirect equityholder or affiliate of Leo, the Company, any Placement Agent or any of Leo’s, the Company’s or any Placement Agent’s controlled affiliates or any family member of the foregoing.

12.    Disclosure. Leo shall, by 9:00 a.m., New York City time, on the first (1st) business day immediately following the date of this Subscription Agreement, issue one or more press releases or file with the SEC a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing all material terms of the transactions contemplated hereby and by the Other Subscription Agreements, the Transaction and any other material, nonpublic information that Leo has provided to the Investor at any time prior to the filing of the Disclosure Document. Upon the issuance of the Disclosure Document, to the actual knowledge of Leo, the Investor shall not be in possession of any material, non-public information received from Leo or any of its officers, directors, or employees or agents, and the Investor shall no longer be subject to any confidentiality or similar obligations under any current agreement, whether written or oral, with Leo or any of its affiliates, relating to the transactions contemplated by this Subscription Agreement. Notwithstanding anything in this Subscription Agreement to the contrary, Leo shall not, without the prior written consent of the Investor, publicly disclose the name of the Investor or any of its affiliates or advisers, or include the name of the Investor or any of its affiliates or advisers (a) in any press release or marketing materials or (b) in any filing with the SEC or any regulatory agency or trading market except (i) as required by the federal securities law or pursuant to other routine proceedings of regulatory authorities, (ii) to the extent such disclosure is required by law, at the request of the staff of the SEC or regulatory agency or under the regulations of any national securities exchange on which Leo’s securities are listed for trading, in which case Leo shall provide the Investor with written notice (including by e-mail) of such disclosure permitted under this clause (b) prior to such disclosure.

13.    Separate Obligations. For the avoidance of doubt, all obligations of the Investor hereunder are separate and several from the obligations of any Other Investor. The decision of Investor to purchase the Shares pursuant to this Subscription Agreement has been made by Investor independently of any Other Investor or any other investor and independently of any information, materials, statements or opinions as to the business, financial condition or results of operations of Leo, the Company, or any of their respective subsidiaries which may have been made or given by any Other Investor or by any agent or employee of any Other Investor, and neither Investor nor any of its agents or employees shall have any liability to any Other Investor (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any Other Subscription Agreement, and no action taken by Investor or Other Investors pursuant hereto or thereto, shall be deemed to constitute Investor and Other Investor as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that Investor and Other Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Subscription Agreement and the Other Subscription Agreements. The Investor acknowledges that no Other Investor has acted as agent for Investor in connection with making its investment hereunder and no Other Investor will be acting as agent of Investor in connection with monitoring its investment in the Shares or enforcing its rights under this Subscription Agreement. The Investor shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Subscription Agreement, and it shall not be necessary for any Other Investor to be joined as an additional party in any proceeding for such purpose.

14.    Massachusetts Business Trust. If Investor is a Massachusetts Business Trust, a copy of the Declaration of Trust of Investor or any affiliate thereof is on file with the Secretary of State of the Commonwealth of Massachusetts and notice is hereby given that the Subscription Agreement is executed on behalf of the trustees of Investor or any affiliate thereof as trustees and not individually and that the obligations of the Subscription Agreement are not binding on any of the trustees, officers or stockholders of Investor or any affiliate thereof individually but are binding only upon Investor or any affiliate thereof and its assets and property.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Investor has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

Name of Investor: [●]	State/Country of Formation or Domicile: [●]

By:
Name:
Title:

Name in which Shares are to be registered (if different): [●]	Date: , 2021

Investor’s EIN: [●]

Business Address-Street: [●]	Mailing Address-Street (if different): [●]

City, State, Zip: [●]	City, State, Zip: [●]

Attn:	Attn:

Telephone No.: [●]	Telephone No.: [●]
Facsimile No.: [●]	Facsimile No.: [●]

Number of Shares subscribed for: [●]

Aggregate Subscription Amount: $ [●]	Price Per Share: $10.00

You must pay the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account specified by Leo in the Closing Notice. To the extent the offering is oversubscribed, the number of Shares received may be less than the number of Shares subscribed for.

IN WITNESS WHEREOF, Leo has accepted this Subscription Agreement as of the date set forth below.

LEO HOLDINGS III CORP

By:
Name:
Title:

Address for purpose of notice:

Date:              , 2021

SCHEDULE A

ELIGIBILITY REPRESENTATIONS OF THE INVESTOR

A.	QUALIFIED INSTITUTIONAL BUYER STATUS

(Please check the applicable subparagraphs):

☐  The Investor is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (a “QIB”)).

** or **

B.	ACCREDITED INVESTOR STATUS

(Please check the applicable subparagraphs):

1.

☐  The Investor is an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act), and have marked and initialed the appropriate box on the following page indicating the provision under which it qualifies as an “accredited investor.”

2.	☐ The Investor is not a natural person.

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. The Investor has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to the Investor and under which the Investor accordingly qualifies as an “accredited investor.”

☐  Any bank, registered broker or dealer, insurance company, registered investment company, business development company, or small business investment company;

☐  Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐  Any employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, if a bank, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5,000,000;

☐  Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐  Any trust with assets in excess of $5,000,000, not formed to acquire the securities offered, whose purchase is directed by a sophisticated person;

☐  Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

☐  Any natural person whose individual net worth, or joint net worth with that person’s spouse, exceeds $1,000,000. For purposes of calculating a natural person’s net worth: (a) the person’s primary residence shall not be included as an asset; (b) indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding sixty (60) days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (c) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability;

☐  Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

☐  Any entity in which all of the equity owners are accredited investors meeting one or more of the above tests; or

☐  Any natural person holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the SEC has designated as qualifying an individual for accredited investor status, such as a General Securities Representative license (Series 7), a Private Securities Offerings Representative license (Series 82) and an Investment Adviser Representative license (Series 65).

** or **

C.	NON-U.S. PERSON STATUS

(Please check the applicable subparagraphs):

☐  We are a “non-U.S. person” (as defined in Regulation S under the Securities Act), and, if resident in a member state of the European Economic Area or the United Kingdom, not a retail investor. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of

Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”)); or (ii) a customer within the meaning of Directive 2016/97/EU, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II. Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the securities or otherwise making them available to retail investors in the EEA or the United Kingdom has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the EEA or the United Kingdom may be unlawful under the PRIIPs Regulation.

This page should be completed by the Investor

and constitutes a part of the Subscription Agreement.